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                                                                    EXHIBIT 23.2

                                  [LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in Form S-3 (dated February 6, 1997) of Norwest Asset Securities Corporation of our report dated January 17, 1996 on our audits of the consolidated financial statements of Financial Secu-rity Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts."

                                      /s/ Coopers & Lybrand L.L.P.
                                      _________________________________________
                                      COOPERS & LYBRAND L.L.P.

New York, New York
February 6, 1997

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